POWER OF ATTORNEY (For Executing Forms 3, 4, and 5) Know all by these piesents, that the undersigned hereby constitutes and appoints each of Jackie Clem, Gary Dean, Gregory Kay, Bill Boyle, Darren DeStefano, Vince Flynn, Kim Merritt, Kris Tamashiro and Amy Wood of Cooley LLP, signing individually, the undersigned's true and lawful attomeys-m-fact and agents to' (1) prepare, execute in the undei signed's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Forms 3,4 and 5 (including any amendments thereto) m accoidance with Section 16(a) ofthe Secunties Exchange Act of 1934, as amended (the "ExchangeAct"), and the rules theieunder in the undersigned's capacity as an officer, director or beneficial owner of moie than 10% of a registered class of secunties of Alexandria Real Estate Equities, Inc. (the "Company")-, (2) do and perfonn any and all acts for and on behalf of the undersigned that may be necessary or desnable to execute such Forms 3, 4 or 5 (including amendments thereto) and timely file such forms with the SEC and any stock exchange or any similar authority, and (3) take any othei action of any type whatsoever in connection with the foregoing that, in the opinion of such attomey-in-fact, may be of benefit to, m the best interest of, or legally required of the undersigned, it being understood that the documents executed by such attomey-m-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attomey-m-fact may approve m the attomey-in-fact's discretion The undersigned heieby grants to each such attomey-in-fact full power and authority to do and perfonn any and every act and thing whatsoevei requisite, necessary, or proper to be done in the exercise of any of the rights and poweis herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or ievocation, heieby ratifying and confirming all that such attorney-m-fact, or such attomey-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this powei of attorney and the lights and powers herein granted The undeisigned acknowledges that the foregoing attorneys-in- fact, and their substitutes, in serving m such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attomeys-in fact or (c) as to any attomey-m-fact individually, until such attorney-m-fact is no longer employed by Cooley LLP Date. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below Name Gregory C Thomas 330082223 v1